UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2011

FULL CIRCLE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Westchester Ave., Suite S-620
Rye Brook, NY  10573
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Full Circle Capital Corporation (the “Company”) reconvened its Annual Meeting of Shareholders on December 21, 2011, which was previously adjourned pursuant to a shareholder vote on December 8, 2011, and submitted one matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

Shareholders approved the authorization of the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings on the following votes:

	Votes For	Votes Against	Abstentions
With Affiliates	3,872,626	286,746	20,056
% Outstanding	62.27%	4.61%	0.32%
Without Affiliates	2,626,891	286,746	20,056
% Outstanding	52.82%	5.77%	0.40%

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011	FULL CIRCLE CAPITAL CORPORATION

By: /s/ John E. Stuart
John E. Stuart
President and Chief Executive Officer